Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

Terms and Conditions
1.Terms and Conditions: This service-based cash award is made under the Ingevity Corporation 2025 Omnibus Incentive Plan (the “Plan”), and is subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these terms and conditions (the “Terms and Conditions”) by reference. In the event of a conflict between one or more provisions of these Terms and Conditions and one or more provisions of the Plan, the provisions of the Plan shall govern; provided that the terms of any written individual Agreement between the Company and a Grantee approved by the Committee shall supersede these Terms and Conditions so long as the Agreement is consistent with the Plan. Each capitalized term not defined herein has the meaning assigned to such term in the Plan.
2.Confirmation of Grant: Effective as of TBD, 2025 (the “Award Date”), Ingevity Corporation (the “Company”) granted the individual whose name is set forth in the notice of grant (the “Grantee”) a service-based cash award in an amount equal to the cash value set forth in the Grantee’s notice of grant (the “Incentive Compensation Award”). By accepting the Incentive Compensation Award, the Grantee acknowledges and agrees that the Incentive Compensation Award is subject to these Terms and Conditions and the terms of the Plan.
3.Automatic Forfeiture: The Incentive Compensation Award (including any portion of the Incentive Compensation Award that has vested but not yet been paid) will automatically be forfeited and all rights of the Grantee to the Incentive Compensation Award shall terminate under any of the following circumstances:
a.The Grantee’s employment is terminated by the Company for Cause.
b.The Grantee breaches any restrictive covenant set forth on the attached Exhibit A or in any restrictive covenants agreement between the Grantee and the Company or an affiliate.
c.The Committee requires recoupment of the Incentive Compensation Award in accordance with any recoupment policy adopted or amended by the Company from time to time.
4.Restrictive Covenants: By accepting the Incentive Compensation Award, the Grantee agrees to comply with the confidentiality, non-solicitation and non-competition covenants set forth on the attached Exhibit A. If the Grantee has a written restrictive covenants agreement with the Company or one of its affiliates, the Grantee also agrees to continue to comply with the obligations under such Restrictive Covenants Agreement as a condition of grant of the Incentive Compensation Award.
5.Transferability. The Incentive Compensation Award may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed.
6.Vesting: The Incentive Compensation Award shall vest in three [equal installments on each of the first, second and third anniversaries] [on the third anniversary] of the Award Date (each a “Vesting Date”) provided that the Grantee continues to be employed by the Company through the applicable Vesting Date. Except as otherwise provided below, if the Grantee terminates employment prior to the applicable Vesting Date, the Incentive Compensation Award shall be forfeited and all rights of the Grantee to the Incentive Compensation Award shall terminate.
7.Termination of Employment: If, following the first anniversary of the Award Date and prior to the Vesting Date, (i) the Grantee’s employment is terminated by reason of death or Disability (as defined below), (ii) the Grantee’s employment is terminated by the Grantee, absent Cause or other circumstances outlined in (Section 3), upon or following the date the Grantee reaches Retirement Age (as defined below) or (iii) the Grantee’s employment is involuntarily terminated by the Company without Cause or other circumstances outlined in (Section 3), (A) a portion of the Incentive Compensation Award (rounded up to the nearest whole number) shall vest such that the ratio of (I) the portion of the Annual Incentive Award granted on the Award Date that have vested after giving effect to this provision to (II) the amount of the Annual Incentive Award granted on the Award Date equals the ratio of (I) the number of completed full months from the Award Date to the date of the Grantee’s termination of employment to (II) 36, and (B) any remaining portion of the Incentive Compensation Award shall be forfeited. The vested Incentive Compensation Award shall be settled as described in Section 11 below.
8. For purposes of this Award:
a.“Retirement Age” means on or after age 55 (with 20 years of service) or, for non-grandfathered participants, age 65 (with 5 years of service); or for grandfathered participants, age 65; and

Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

b.“Disability” means permanently and totally disabled under the terms of the Company’s qualified retirement plans.
9.Leave of Absence: In the event that a Grantee is on an approved leave of absence, the Grantee’s Incentive Compensation Award shall continue to vest in accordance with these Terms and Conditions during his or her leave of absence, subject to the Committee’s discretion.
10.Change in Control: In the event of a Change in Control, Section 14 of the Plan shall control and Section 14 of the Plan shall supersede Sections 6, 7, and 8 of these Terms and Conditions; provided, however, in the event that, following a Change in Control in which the Incentive Compensation Award is assumed, the Grantee’s employment is terminated by reason of the Grantee’s death or Disability or the Grantee terminates employment upon or following reaching Retirement Age, the Incentive Compensation Award shall vest in full and be paid as provided in Section 10 of these Terms and Conditions. For purposes of Section 14 of the Plan, Sections 14.2(a) and (c), 14.3 and 14.4 shall be deemed to include the Incentive Compensation Award.
11.Settlement: The Incentive Compensation Award shall be settled in cash. The Incentive Compensation Award shall be paid as soon as practicable after the applicable Vesting Date (including without limitation for this purpose vesting upon the Grantee’s termination of employment as provided in Section 7 and Section 9), but in no event later than 60 days after the applicable Vesting Date. Notwithstanding the foregoing, to the extent that the Incentive Compensation Award is subject to Section 409A of the Internal Revenue Code, all such payments shall be made in compliance with the requirements of Section 409A of the Internal Revenue Code, including application of the six month settlement delay for any specified employee (as defined in Section 409A of the Internal Revenue Code) in the event of vesting as a result of a separation from service (as defined in Section 409A of the Internal Revenue Code).
12.No Right to Continued Employment: Unless otherwise prohibited by local law, the Grantee understands and agrees that these Terms and Conditions do not impact the right of the Company or any of its affiliates employing the Grantee to terminate or change the terms of the Grantee’s employment at any time for any reason, with or without cause.
13.Captions: Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of these Terms and Conditions.
14.Severability: In the event that any provision in these Terms and Conditions shall be held invalid or unenforceable for any reason, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of these Terms and Conditions.

Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

Exhibit A
Restrictive Covenants
By accepting this Incentive Compensation Award, the Grantee agrees to comply with the following terms:
Confidential Information
(a)For purposes of these Terms and Conditions, the term “Confidential Information” shall mean information that the Company or any of its affiliates owns or possesses, that the Company or its affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or its affiliates, that the Company or its affiliates treat as proprietary, private or confidential, and that is not generally known to the public. Confidential Information includes, but is not limited to, information that qualifies as a trade secret under applicable law. The Grantee acknowledges that the Grantee’s relationship with the Company is one of confidence and trust such that the Grantee has in the past been, and may in the future be, privy to Confidential Information of the Company or its affiliates.
(b)The Grantee hereby covenants and agrees at all times during employment with the Company and its affiliates and thereafter to hold in strictest confidence, and not to use, any Confidential Information, except for the benefit of the Company, and not to disclose any Confidential Information to any person or entity without written authorization of the Company, except as otherwise required by law.
Non-Solicitation
(a)The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates, and during the 12 month period following the Grantee’s termination of employment for any reason (the “Restricted Period”), the Grantee shall not, directly or indirectly, (i) solicit, hire or attempt to hire any employee of the Company or any of its affiliates as an employee, consultant or independent contractor of the Grantee or any other person or business entity for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, or (ii) solicit any employee, consultant or independent contractor of the Company or any of its affiliates to change or terminate his or her relationship with the Company or any of its affiliates for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, unless in each case more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its affiliates and the first date of such solicitation or hiring.
(b)The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee shall not, either directly or indirectly;
i.solicit or do business with, or attempt to solicit or do business with, any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination for the purpose of providing such customer with services or products competitive with those offered by the Company or any of its affiliates during the Grantee’s employment with the Company or its affiliates, or
ii.encourage any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its affiliates.
Non-Competition
(a)The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee will not, without the Company’s express written consent, in any geographic area in which the Grantee had responsibility within the last two years prior to the Grantee’s termination of employment where the Company or its affiliates do business, directly or indirectly in the same or similar capacity to the services the Grantee performed for the Company;
i.own, maintain, finance, operate, invest or engage in any business that competes with the businesses of the Company and its affiliates in which the Grantee was materially involved during the two years prior to the Grantee’s termination; or

Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

ii.provide services, as an employee, consultant, independent contractor, agent or otherwise, to any business that competes with the Company and its affiliates in businesses in which the Grantee was materially involved during the two years prior to the Grantee’s termination.
(b)Notwithstanding the foregoing, the Grantee may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity.
Other Acknowledgements and Agreements
(a)The Grantee acknowledges and agrees that in the event the Grantee breaches any of the covenants or agreements contained in this Exhibit A:
i.The Grantee shall forfeit the outstanding Incentive Compensation Award (without regard to whether the Incentive Compensation Award has vested), and the outstanding Incentive Compensation Award shall immediately terminate, and
ii.The Company may in its discretion require the Grantee to return to the Company any cash paid to the Grantee under this Award. The Committee shall exercise the right of recoupment provided in this section (a)(ii) within one year after the Company’s discovery of the Grantee’s breach of the covenants or agreements contained in this Exhibit A. In addition, in the event of a breach or threatened breach of the restrictions in this Exhibit A, the Company shall be entitled to preliminary and permanent injunctive relief, in addition to any remedies available to it, to prevent such breach or threatened breach.
(b)If any portion of the covenants or agreements contained in this Exhibit A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Exhibit A is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Exhibit A shall survive the termination of this Incentive Compensation Award.

Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

APPENDIX
TO THE TERMS AND CONDITIONS
OF THE
SERVICE-BASED INCENTIVE COMPENSATION AWARDS UNDER THE
INGEVITY CORPORATION OMNIBUS INCENTIVE PLAN
Terms and Conditions
This Appendix includes additional terms and conditions that govern the service-based Incentive Compensation Awards (“Awards”) granted to you under the Plan if you work and/or reside outside the United States. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Terms and Conditions. The terms included in this Appendix are intended to ensure compliance with the laws of the country in which you are employed.
Section I of this Appendix includes special terms and conditions that govern Awards in all countries outside of the United States. Section II of this Appendix includes special terms and conditions that govern Awards in specific countries listed therein.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in the Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you receive payment of your Awards.
In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transfer employment and/or residency after the Awards are granted or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you in the same manner.
SECTION I: ALL COUNTRIES OUTSIDE OF THE UNITED STATES
1.Nature of Grant. In accepting the Awards, you acknowledge and agree that:
(a)the Awards are voluntary and occasional and do not create any contractual or other right to receive future Awards, or benefits in lieu of awards even if Awards have been awarded repeatedly in the past;
(b)all decisions with respect to future Awards, if any, shall be at the sole discretion of the Company;
(c)your participation in the Plan is voluntary;
(d)the Awards are extraordinary items that (i) do not constitute compensation of any kind for services of any kind rendered to the Company, its Subsidiaries or any affiliate, and (ii) is outside the scope of your employment or service contract, if any;
(e)the Awards are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, a Subsidiary or any affiliate;
(f)the Awards and your participation in the Plan shall not be interpreted to form an employment or service contract with the Company, a Subsidiary or any affiliate;
(g)in consideration of the Awards, no claim or entitlement to compensation or damages shall arise from termination of the Awards or from any diminution in value of the Awards resulting from termination of your employment or continuous service by the Company, the Subsidiary or any affiliate (for any reason whatsoever, whether or not in breach of labor laws of the jurisdiction where you are employed or the terms of your employment agreement, if any) and in consideration of the grant of the Awards, you irrevocably release

Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

the Company, the Subsidiary and any affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue or seek remedy for any such claim;
(h)except as may be determined by the Committee and except as otherwise provided in Section 9 of the Terms and Conditions, in the event of the termination of your employment (for any reason whatsoever, whether or not in breach of labor laws of the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to vest in the Awards under the Plan will terminate effective as of the date you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law or the terms of your employment agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Awards (including whether you may still be considered to be providing services while on a leave of absence);
(i)the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability;
(j)neither the Company, your employer nor any other Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award;
(k)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your receipt of cash payment for the Awards; and
(l)you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
2.Tax Withholding
(a)Regardless of any action the Company or your employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (the “Tax Related Items”), you acknowledge that the ultimate liability for all Tax Related Items legally due by you is and remains your responsibility and may exceed the amount actually withheld by the Company or your employer. You further acknowledge that the Company and/or your employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Awards, including the grant of the Awards, and the receipt of any cash payment in connection with the Award; and (ii) do not commit to and are under no obligation to structure the terms of the Awards any aspect of the Awards to reduce or eliminate your liability for Tax Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and or your employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Unless you determine (or are required) to satisfy the obligation for all Tax-Related Items by some other means in accordance with the next following paragraph, or the Company provides for an alternative means for you to satisfy the obligation for all Tax-Related Items (including through the withholding of cash issued to you in connection with payment of the Awards) if permissible under local law, your acceptance of these Awards constitutes your instruction and authorization to the Company and any third party administrator determined acceptable to the Company for such purpose to withhold cash the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for all Tax-Related Items.
(c)The Company will not issue any cash to you until you satisfy the obligation for all Tax-Related Items. You acknowledge that the Company has the right to retain without notice from cash issued under the Awards or from salary or other amounts payable to you, cash having a value sufficient to satisfy the obligation for all Tax-Related Items.
3.Data Privacy
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your Data (as defined below) by and among, as necessary and applicable, your employer, the Company, its

Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and your employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and job title, (“Data”), for the purpose of implementing, administering and managing the Plan. You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area, and that the recipients’ country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan.
You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You understand that Data shall be held as long as is reasonably necessary to implement, administer and manage your participation in the Plan, and you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with your employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards or equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing such consent may affect your ability to participate in the Plan. In addition, you understand that the Company, its Subsidiaries and its affiliates have separately implemented procedures for the handling of Data which the Company believes permits the Company to use the Data in the manner set forth above notwithstanding your withdrawal of such consent. For more information on the consequences of refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
4.Language. If you have received this Appendix or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
5.Governing Law and Forum. This Section supplements Section 22 of the Plan (Governing Law). You and the Company agree that all rights under the Terms and Conditions and this Appendix shall be construed with and governed by the laws of the State of Delaware, and that all claims arising hereunder shall be heard or determined in any state or federal court sitting in the State of Virginia and you and the Company agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.
6.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Awards and on cash acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
7.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
8.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
9.Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.

Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

SECTION II: COUNTRY SPECIFIC PROVISIONS
BELGIUM
Terms and Conditions
No Entitlement to Cash Amounts Prior to Payment. You understand that the Awards are granted to you by the Company and do not constitute variable income or compensation received from your employer in connection with the your service. You understand and agree that you have no right to any payment in connection with the Awards until such payment is actually paid to you. In the event you terminate service prior to the payment date, you understand and agree that all rights to the Awards shall be lost as of your termination date, notwithstanding your rendering of services or other contributions over the Vesting or Restricted Period or thereafter. The Company shall have the exclusive authority to determine when you are terminated for purposes of the Awards. In no event shall a terminated Participant (whether or not such termination was in breach of local labor laws and whether or not the termination is later found to be invalid) be entitled to a pro-rated payment under the Awards.
Notifications
Foreign Asset/Account Reporting Information. Amounts payable under the Plan will be paid through local payroll. You may be required to comply with certain reporting obligations if any cash amounts that you receive under the Plan are held outside Belgium. If you are a Belgian resident, you are required to report any security or bank account (including brokerage accounts) you maintain outside of Belgium your annual tax return. In a separate report, you are required to provide the National Bank of Belgium with certain details regarding such foreign accounts.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Awards, you agree to comply with all applicable Brazilian laws and agree to report and pay any and all applicable taxes associated with the Awards received under the Plan.
Notifications
Exchange Control Information. Amounts payable under the Plan will be paid through local payroll. Should any amounts be paid to you through an offshore account, you may be subject to exchange control laws in Brazil. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights exceeds US$100,000. Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.
CHINA
Terms and Conditions
Exchange Control Notification. Amounts payable under the Plan will be paid through local payroll. Should any amounts be paid to you through an offshore account, you may be subject to exchange control laws in China (as determined by the Company in its sole discretion), including the requirement to repatriate proceeds of the Award and requirements in connection with the conversion of U.S. currency to Remninbi. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
Notifications
Foreign Asset/Account Reporting Information. Should any amounts payable under the Plan be held outside China, if you are a PRC resident, you will be required to report to SAFE details of your foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor in this regard.
FRANCE
Terms and Conditions
Consent to Receive Information in English. You confirm having read and understood the documents relating to this grant (the Plan and these Terms and Conditions) which were provided to you in the English language. You accept the terms of those documents accordingly.

Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

Vous confirmez avoir lu et compris les documents relatifs á cette attribution (le Plan et ce Contrat) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Information. Amounts payable under the Plan will be paid through local payroll. Should any amounts be paid to you through an offshore account, you may be subject to exchange control laws and foreign asset reporting obligations. If you are a French resident, you are required to declare all foreign bank and brokerage accounts (including the accounts that were opened and closed during the tax year) on an annual basis on a special form (n°3916), together with your income tax return. If you fail to complete this reporting, you may be subject to penalties.
Exchange Control Information. You must also declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds €10,000.
INDIA
Notifications
Exchange Control Information. Amounts payable under the Plan will be paid through local payroll. Should any amounts be paid to you through an offshore account, you must repatriate those funds received pursuant to the Plan to India within ninety (90) days of receipt. You should obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Should any amounts be paid to you through an offshore account, you are also required to declare your foreign bank accounts and any foreign financial assets in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult your personal advisor in this regard.
KOREA
Notifications
Exchange Control Information. Amounts payable under the Plan will be paid through local payroll. You may be required to comply with certain exchange control obligations if any cash amounts that you receive under the Plan are held outside Korea. If you realize US$500,000 or more in a single transaction outside Korea, Korean exchange control laws require that you repatriate the proceeds to Korea within eighteen months of receipt.
Foreign Asset/Account Reporting Information. If any cash amounts that you receive under the Plan are held outside Korea, you may be subject to additional reporting obligations. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). You are responsible for complying with this reporting obligation, and you should consult with your personal tax advisor to determine whether the reporting obligation applies to you.
SWITZERLAND
There are no country-specific provisions.
UNITED KINGDOM
Amendments to the Agreement
Section 7 of the Terms and Conditions shall be amended for all employees who are employed in the United Kingdom. Sub-section 7(ii) shall be deleted and replaced with:
“(ii) the Grantee’s employment is terminated by the Grantee, absent Cause or Poor Performance, in circumstances which the Grantee’s employer agrees constitute retirement or”
For the purposes of the Terms and Conditions, Cause will include any situation which would entitle the Grantee’s employer to terminate the Grantee’s employment summarily and without notice.
Data Privacy
Regardless of any consents that are received, any personal data relating to the Grantee that is used in connection with the Plan shall be processed in accordance with the Ingevity Data Privacy Notice as from time to time amended. A copy of the current

Exhibit 10.8

Ingevity Corporation
Incentive Compensation Awards (for 2025)
International Participants
(Service-Based Cash)

Data Privacy Notice, which sets out how personal data relating to participants in the Plan will be processed in connection with the Plan, will be available on request by contacting your local human resources representative.